SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) DECEMBER 1, 2000
                                                       ----------------

               MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)



      DELAWARE                   0-26338                13-3782231
      --------                   -------                ----------
      (State or other            (Commission           (IRS Employer
      jurisdiction of            File Number)          Identification
      incorporation)                                       Number)


                       C/O DEMETER MANAGEMENT CORPORATION
          TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK   10048
      (Address of Principal Executive Offices)                   (Zip Code)



    Registrant's telephone number, including area code:    (212) 392-5454
                                                           --------------



        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
         ------------

        Effective December 1, 2000, Morgan Stanley Dean Witter Spectrum Technical L.P. ("Spectrum Technical") amended its management agreements with John W. Henry & Company, Inc. ("JWH") and Campbell & Company, Inc. ( "Campbell") under which the management fee paid to each of JWH and Campbell was reduced from a 4% to a 2% annual rate in the case of JWH, and from a 4% to a 3% annual rate in the case of Campbell. Additionally, the monthly incentive fee paid by Spectrum Technical to each of JWH and Campbell was changed from 15% to 20% of Fund trading profits, as determined from the end of the last period in which an incentive fee was earned.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Morgan Stanley Dean Witter Spectrum
                                          Technical L.P.

                                          By: Demeter Management Corporation,
                                              as General Partner


                                          By: /s/ Robert E. Murray
                                             -----------------------------------
                                             Robert E. Murray
                                             President

Dated:  January 3, 2001

                                  EXHIBIT INDEX

EXHIBIT                       DESCRIPTION
-------                       -----------

10.1 Amendment to Management Agreement between Morgan Stanley Dean Witter Spectrum Technical L.P. and John W. Henry & Company, Inc., dated November 30, 2000

10.2 Amendment to Management Agreement between Morgan Stanley Dean Witter Spectrum Technical L.P. and Campbell & Company, Inc., dated November 30, 2000